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                                                                    EXHIBIT 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Callaway Golf Company on Form S-8 of our report dated March 10, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and intangible assets in 2002), appearing in the Annual Report on Form 10-K of Callaway Golf Company for the year ended December 31, 2003.

/S/ DELOITTE & TOUCHE LLP

Costa Mesa, California
July 14, 2004